Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Report”) by LoJack Corporation (the “Company”), Richard T. Riley, as the Chairman, President and Chief Executive Officer, and Timothy P. O’Connor, as the Chief Financial Officer, each hereby certify pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Richard T. Riley
Richard T. Riley
Chairman, President and Chief Executive Officer

/s/  Timothy P. O’Connor
Timothy P. O’Connor
Executive Vice President and Chief Financial Officer

Date: March 14, 2011